UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2011

Asset Acceptance Capital Corp.

(Exact name of Registrant as specified in its charter)

Delaware	000-50552	80-0076779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28405 Van Dyke Avenue

Warren, MI 48093

(Address of principal executive offices)

Registrant’s telephone number, including area code: (586) 939-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Asset Acceptance Capital Corp. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K, which was originally filed on May 17, 2011 (the “Original 8-K”) to update disclosures made under Item 5.07 regarding the advisory (non-binding) vote on the frequency of shareholder votes on executive compensation.

Except for the foregoing, this Amendment No. 1 does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K. Accordingly, this Amendment No. 1 should be read in conjunction with the Original 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders held on May 12, 2011, the Board of Directors recommended that shareholders have a non-binding vote on the Company’s executive compensation every three years. The Company’s shareholders cast the highest number of votes in favor of holding a non-binding vote on executive compensation every three years. The actual vote totals are listed below:

Number of Votes 1 Year	Number of Votes 2 Years	Number of Votes 3 Years	Number of Abstentions	Broker Non-Votes
9,386,562	526,285	14,282,461	9,451	2,282,756

Based on these results and consistent with the previous recommendation of the Board of Directors, the Company’s Board of Directors has determined that the advisory (non-binding) vote on executive compensation should occur every three years until the next required advisory (non-binding) vote on the frequency of such votes on executive compensation occurs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 1, 2011	Asset Acceptance Capital Corp.

	By:	/s/ E.L. Herbert
Name: E.L. Herbert
Title: Vice President and General Counsel

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